STATE OF DELAWARE
                              CERTIFICATE OF TRUST

     This Certificate of Trust of GOTTEX MULTI-ASSET ENDOWMENT FUND -- CLASS I, a statutory trust (the "Trust") which proposes to register under the Investment Company Act of 1940, as amended (the "1940 Act"), filed in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. Code ss. 3801 ET SEQ.), sets forth the following:

     FIRST: The name of the Trust is GOTTEX MULTI-ASSET  ENDOWMENT FUND -- CLASS
I.

     SECOND: As required by 12 Del. Code ss.ss. 3807(b) and 3810(a)(1)(b), the name and business address of the Trust's Registered Agent for Service of Process and the address of the Trust's Registered Office are:

                                                  Address of Trust's Registered
                                                  Office and Business Address
              RESIDENT AGENT                      OF REGISTERED AGENT
              --------------                      -----------------------------

              National Corporate Research, Ltd.   615 South DuPont Highway
                                                  County of Kent
                                                  Dover, DE 19901

     The name and business address of the initial trustee of the Trust is as follows:

              NAME                                BUSINESS ADDRESS
              ----                                ----------------

              William Landes                      28 State Street
                                                  40th Floor
                                                  Boston, MA 02109

     THIRD: The nature of the business or purpose or purposes of the Trust as set forth in its governing instrument is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act.

     FOURTH: The trustees of the Trust, as set forth in its governing instrument, reserve the right to amend, alter, change or repeal any provision contained in this Certificate of Trust, in any manner now or hereafter prescribed by statute.

     FIFTH: This Certificate of Trust shall become effective immediately upon its filing with the Office of the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being the initial trustee of GOTTEX MULTI-ASSET ENDOWMENT FUND -- CLASS I, has duly executed this Certificate of Trust as of this 3rd day of May, 2010.

                                                /s/ William Landes
                                                --------------------
                                                William Landes,
                                                as Trustee and not individually